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                                                                     Exhibit 5.2

                    [Gardner, Carton & Douglas Letterhead]

                                 July 2, 2001

Sola International Inc.
1290 Oakmead Parkway
Suite 230
Sunnyvale, California  94085

     Re:  (euro)205,000,000 11% Senior Notes Due 2008
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Ladies and Gentlemen:

     We have acted as special counsel to Sola International Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the Company's offer to exchange up to (euro)205,000,000 in aggregate principal amount of its new 11% Senior Notes due 2008 (the "Exchange Notes") for all of its outstanding 11% Senior Notes due 2008 (the "Outstanding Notes"). The Exchange Notes will be issued, and the Outstanding Notes were issued, pursuant to an indenture (the "Indenture") between the Company, as issuer, and The Bank of New York, as trustee (the "Trustee"), a copy of which is Exhibit 4.2 to the Registration Statement.

     This opinion letter is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

     In connection with the preparation of this opinion letter, we have, among other things, read:

     (a) an executed original of the Indenture;

     (b) the certificate of incorporation and by-laws of the Company; and

     (c) a certified copy of resolutions adopted by the Board of Directors of the Company relating to, among other things, the issuance and exchange of the Exchange Notes for the Outstanding Notes and the filing of the Registration Statement.
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     Subject to the assumptions, qualifications and limitations that are identified in this letter, we are of the opinion that:

     1. The issuance and exchange of the Exchange Notes for the Outstanding Notes have been duly authorized by the requisite corporate action on the part of the Company.

     2. The Indenture has been duly authorized, executed and delivered by the Company.

     We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete; each such document that is an original is authentic; each such document that is a copy conforms to an authentic original; and all signatures on each such document are genuine; that the Indenture constitutes a valid and binding obligation of the Trustee and that the Trustee has satisfied all legal requirements that are applicable to the Trustee to the extent necessary to entitle the Trustee to enforce such agreement.

     In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading.

     This letter speaks as of the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Gardner, Carton & Douglas